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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 6, 2004


                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                   000-22474                 87-0418807
----------------------------   ------------------------    --------------------
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
       of incorporation)                                   Identification  No.)


                  100 Penn Square East, Philadelphia, PA 19107
                -------------------------------------------------
                (Address of principal executive offices/Zip Code)


        Registrant's telephone number, including area code: 215-940-4000


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         On February 13, 2004, American Business Financial Services, Inc., a Delaware corporation (the "Company"), issued a press release, attached hereto as
Exhibit 99.1, regarding the close of its exchange offer on February 6, 2004. The Company announced that its exchange offer closed on February 6, 2004 and that during the second phase of the exchange offer, which began on January 1, 2004 and ended on February 6, 2004, $41.9 million of the investment notes were exchanged for $19.9 million of senior collateralized subordinated notes and 22.0 million shares of Series A convertible preferred stock. In total, since the exchange offer began on December 1, 2003, $115.4 million of the investment notes were exchanged for $54.3 million of senior collateralized subordinated notes and
61.1 million shares of Series A convertible preferred stock.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Businesses Acquired

                  None.

         (b)      Pro-forma Financial Information

                  None.

         (c)      Exhibits

         The following exhibits are filed herewith:

Exhibit
Number              Description
-------             -----------

99.1                Press Release issued by the Company on February 13, 2004.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2004

                          AMERICAN BUSINESS FINANCIAL SERVICES, INC.


                          By:     /s/ Albert Mandia
                                  ---------------------------------------------
                          Name:   Albert Mandia
                          Title:  Executive Vice President and
                                  Chief Financial Officer




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                                  EXHIBIT INDEX
                                  -------------


Exhibit
Number        Description
-------       -----------


99.1          Press Release issued by the Company on February 13, 2004.


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